Exhibit 99.1

TE Connectivity Posts Strong Fiscal 2015 First Quarter Earnings

Sales Up 4 Percent; GAAP EPS Up 34 Percent; Adjusted EPS Up 20 Percent

Company Announces Divestiture of Broadband Network Solutions for $3.0 Billion

SCHAFFHAUSEN, Switzerland — January 28, 2015 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal first quarter ended December 26, 2014.

First Quarter Highlights

•                  Net sales increased to $3.47 billion, up 4 percent versus the prior year and up 3 percent organically

•                  Adjusted Earnings Per Share (EPS) were $0.98, up 20 percent versus the prior year and above the high end of the guidance range

•                  Diluted Earnings Per Share from Continuing Operations (GAAP EPS) were $1.14

•                  Sales from harsh environment applications increased 10 percent over the prior year

•                  Recent sensor acquisitions closed and performing ahead of plan

•                  Recognized as a Thomson Reuters 2014 Top 100 Global Innovator for fourth consecutive year

•                  Board of Directors recommended a fifth consecutive double-digit percentage increase in the annual dividend, subject to shareholder approval at the annual general meeting on March 3, 2015

“We are off to a very good start in the first quarter, with revenues up 4 percent, adjusted operating margins at record levels and EPS exceeding the high end of our guidance range,” said Tom Lynch, TE Connectivity Chairman and CEO. “Our performance was led by our businesses focused on highly engineered harsh environment applications, which include automotive, commercial transportation, commercial aerospace and appliances. Sales from harsh environment businesses grew 10 percent over last year. These businesses also continued to drive content growth with their customers by leveraging TE’s unmatched range of connectivity and sensor solutions. I am also encouraged with the progress of our SubCom business, which is in the early stages of a build cycle and gaining momentum. We delivered another quarter of strong margin performance driven by volume growth and productivity gains powered by our TEOA business system.

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“This was also a quarter of good strategic progress as we closed the Measurement Specialties acquisition and established TE as a leader in the attractive sensor market with the broadest range of sensor technologies,” said Lynch. “Our sensors business is off to a good start, with first quarter financial performance ahead of plan.

“Our decision to sell our Broadband Network Solutions (BNS) business reflects our strategy to continue focusing on and expanding our leadership position in the attractive connectivity and sensor markets, with particular emphasis on harsh environment applications,” said Lynch. “These markets represent a $165 billion opportunity with strong growth rates and profit levels, and are driven by global trends of a safer, smarter, greener and more connected world.

“For the full year, we expect to deliver double digit adjusted EPS growth driven by continued strong performance in our harsh environment businesses and the improving SubCom market. Strength in these businesses will offset the impact of significant foreign exchange headwinds.”

FISCAL FIRST QUARTER RESULTS

The company reported net sales of $3.47 billion, compared to prior year sales of $3.33 billion. Adjusted EPS were $0.98, compared to $0.82 in the prior year. GAAP EPS were $1.14, compared to $0.85 in the prior year. Free cash flow was $162 million for the quarter.

GAAP EPS included $62 million of acquisition related, restructuring and other charges, more than offset by $128 million of income related to tax items.

Total company orders were $3.7 billion, up 9 percent overall, and up 4 percent excluding SubCom. The book-to-bill ratio was 1.03, excluding SubCom.

OUTLOOK

For the fiscal second quarter 2015, the company expects net sales of $3.55 billion to $3.65 billion and adjusted EPS of $0.98 to $1.02. GAAP EPS are expected to be $0.89 to $0.93, including acquisition related charges of $0.05, and restructuring and other charges of $0.04.

For the full year, the company expects net sales of $14.45 to $14.85 billion and adjusted EPS of $4.05 to $4.35. GAAP EPS are expected to be $4.04 to $4.34, including acquisition related charges of $0.22, restructuring and

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other charges of $0.10, and income from tax related items of $0.31. The outlook includes foreign exchange headwinds, reducing sales by $900 million and adjusted EPS by $0.35.

The outlook includes the results of the company’s BNS business, as well as foreign exchange and commodity rates that are consistent with current levels. Results related to the BNS business will be recast for prior periods and reported as discontinued operations on the company’s financial statements beginning with its fiscal second quarter ending March 27, 2015.

Information about TE Connectivity’s use of non-GAAP financial measures is provided below. For a reconciliation of these non-GAAP financial measures, see the attached tables.

BNS DIVESTITURE

In a separate news release issued today, the company announced it has reached a definitive agreement to sell its BNS business unit to CommScope (NASDAQ: COMM) for $3.0 billion. The BNS business, which consists of TE’s Telecommunications, Enterprise Networks and Wireless businesses, had revenue of $1.9 billion in fiscal year 2014. CommScope is a global provider of telecommunications infrastructure solutions for wireless, business enterprise and residential broadband networks.

In the first quarter of fiscal year 2015, TE established itself as a leader in the high growth sensor market with two key acquisitions. These acquisitions, in conjunction with the sale of BNS, will result in approximately 90 percent of TE’s revenue focused on providing OEM customers with leading connectivity and sensor solutions. Additionally, upon completion of the transaction, approximately 80 percent of TE’s revenues will serve harsh environment applications.

TE intends to use the majority of the sale proceeds for share repurchase. TE’s Board of Directors has authorized an expansion of its share repurchase program by an additional $3.0 billion. Sale proceeds will also be used to make strategic investments in the company’s connectivity and sensor businesses.

This transaction is subject to customary closing conditions and regulatory approvals.

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CONFERENCE CALL AND WEBCAST

•                  Important note: updated start time - The company will hold a conference call for investors today beginning at 8:15 a.m. EST to discuss both first quarter performance as well as the BNS announcement.

•                  Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of TE Connectivity’s website: http://investors.te.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1096. The telephone dial-in number for participants outside the United States is (612) 332-0107.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. on January 28, 2015, and ending at 11:59 p.m. on February 4, 2015. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 346561.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by us to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. The limitation of this measure is that it excludes items that have an impact on our sales. This limitation is best addressed by using organic sales growth in combination with the GAAP results.

We present operating income before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Income”). We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of special items that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most

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comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

We present operating margin before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Margin”). We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

We present other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any (“Adjusted Other Income, Net”). We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Income Tax Expense”). We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of special items and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable

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to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of our ability to generate cash.  It also is a significant component in our incentive compensation plans.  The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify.  We believe free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

FCF is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant and equipment.  These items are subtracted because they represent long-term commitments.  Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating free cash flow.  We believe investors should also consider these items in evaluating our free cash flow.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The primary limitation of this measure is that it excludes items that have an impact on our GAAP cash flow.  Also, it subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates.  This limitation is best addressed by using FCF in combination with the GAAP cash flow results.  It should not be inferred that the entire free cash flow amount is available for future discretionary expenditures, as our definition of free cash flow does not consider certain non-discretionary expenditures, such as debt payments.  In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions that are not considered in the calculation of free cash flow.

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SHARE REPURCHASE PROGRAM

The Company announced above an increase in the authorization for its share repurchase program. Any repurchases by the Company will be made in accordance with applicable securities laws in the open market or in private transactions. The repurchase program is subject to business and market conditions, and may be commenced, suspended or discontinued at any time or from time to time without prior notice.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results and our planned sale of the Broadband Network Solutions business. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the operations of Measurement Specialties will not be successfully integrated into ours; the risk that revenue opportunities, cost savings and other anticipated synergies from the Measurement Specialties acquisition may not be fully realized or may take longer to realize than expected; and the risk that the sale of the Broadband Network Solutions business may not be consummated, or if consummated, we do not realize the anticipated benefits from such transaction. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 26, 2014 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $14 billion global technology leader. Our connectivity and sensor solutions are essential in today’s increasingly connected world. We collaborate with engineers to transform their concepts into creations — redefining what’s possible using intelligent, efficient and high-performing TE products and solutions proven in harsh environments. Our 80,000 people, including 7,500 design engineers, partner with

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customers in over 150 countries across a wide range of industries. We believe EVERY CONNECTION COUNTS — www.TE.com.

# # #

Contacts:	Media Relations: Jane Crawford TE Connectivity 610-893-9689 - Office Jane.crawford@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 - Office Sujal.shah@te.com

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TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended
	December 26,	December 27,
	2014	2013
	(in millions, except per share data)

Net sales	$3,466	$3,326
Cost of sales	2,295	2,209
Gross margin	1,171	1,117
Selling, general, and administrative expenses	459	467
Research, development, and engineering expenses	184	164
Acquisition and integration costs	24	—
Restructuring and other charges, net	27	7
Operating income	477	479
Interest income	5	5
Interest expense	(35)	(34)
Other income (expense), net	(70)	32
Income from continuing operations before income taxes	377	482
Income tax (expense) benefit	95	(127)
Income from continuing operations	472	355
Loss from discontinued operations, net of income taxes	—	(2)
Net income attributable to TE Connectivity Ltd.	$472	$353

Basic earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$1.16	$0.86
Net income	1.16	0.86

Diluted earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$1.14	$0.85
Net income	1.14	0.84

Dividends paid per common share	$0.29	$0.25

Weighted-average number of shares outstanding:
Basic	407	411
Diluted	413	418

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 26,	September 26,
	2014	2014
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$868	$2,457
Accounts receivable, net of allowance for doubtful accounts of $37 and $35, respectively	2,349	2,439
Inventories	1,942	1,745
Prepaid expenses and other current assets	551	567
Deferred income taxes	335	336
Total current assets	6,045	7,544
Property, plant, and equipment, net	3,118	3,126
Goodwill	5,638	4,595
Intangible assets, net	1,830	1,329
Deferred income taxes	2,092	2,058
Receivable from Tyco International plc and Covidien plc	956	1,037
Other assets	474	463
Total Assets	$20,153	$20,152

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$937	$667
Accounts payable	1,382	1,391
Accrued and other current liabilities	1,436	1,717
Deferred revenue	121	179
Total current liabilities	3,876	3,954
Long-term debt	3,286	3,281
Long-term pension and postretirement liabilities	1,257	1,287
Deferred income taxes	304	240
Income taxes	1,915	2,045
Other liabilities	345	332
Total Liabilities	10,983	11,139
Commitments and contingencies
Equity:
TE Connectivity Ltd. shareholders’ equity:
Common shares, 419,070,781 shares authorized and issued, CHF 0.57 par value	184	184
Contributed surplus	5,181	5,231
Accumulated earnings	4,725	4,253
Treasury shares, at cost, 12,139,242 and 11,383,631 shares, respectively	(703)	(644)
Accumulated other comprehensive loss	(223)	(17)
Total TE Connectivity Ltd. shareholders’ equity	9,164	9,007
Noncontrolling interests	6	6
Total Equity	9,170	9,013
Total Liabilities and Equity	$20,153	$20,152

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended
	December 26,	December 27,
	2014	2013
	(in millions)
Cash Flows From Operating Activities:
Net income attributable to TE Connectivity Ltd.	$472	$353
Loss from discontinued operations, net of income taxes	—	2
Income from continuing operations	472	355
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	175	149
Non-cash restructuring charges	15	3
Deferred income taxes	(67)	31
Provision for losses on accounts receivable and inventories	25	23
Tax sharing (income) expense	69	(34)
Share-based compensation expense	25	22
Other	30	22
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	98	27
Inventories	(170)	(97)
Prepaid expenses and other current assets	24	23
Accounts payable	(21)	(19)
Accrued and other current liabilities	(232)	(144)
Income taxes	(115)	40
Deferred revenue	(56)	9
Other	23	(23)
Net cash provided by continuing operating activities	295	387
Net cash used in discontinued operating activities	—	(2)
Net cash provided by operating activities	295	385
Cash Flows From Investing Activities:
Capital expenditures	(142)	(133)
Proceeds from sale of property, plant, and equipment	5	12
Acquisition of businesses, net of cash acquired	(1,511)	—
Other	(3)	(2)
Net cash used in investing activities	(1,651)	(123)
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	270	(25)
Proceeds from issuance of long-term debt	—	323
Repayment of long-term debt	(223)	(303)
Proceeds from exercise of share options	16	57
Repurchase of common shares	(155)	(210)
Payment of common share dividends to shareholders	(118)	(103)
Other	1	(3)
Net cash used in continuing financing activities	(209)	(264)
Net cash provided by discontinued financing activities	—	2
Net cash used in financing activities	(209)	(262)
Effect of currency translation on cash	(24)	(6)
Net decrease in cash and cash equivalents	(1,589)	(6)
Cash and cash equivalents at beginning of period	2,457	1,403
Cash and cash equivalents at end of period	$868	$1,397

Supplemental Cash Flow Information:
Interest paid	$46	$47
Income taxes paid, net of refunds	87	56

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$295	$387
Capital expenditures, net	(137)	(121)
Payments related to pre-separation U.S. tax matters, net	4	—
Free Cash Flow (1)	$162	$266

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended
	December 26,		December 27,
	2014		2013
		($ in millions)
Net Sales:
Transportation Solutions	$1,612		$1,440
Industrial Solutions	784		763
Network Solutions	704		713
Consumer Solutions	366		410
Total	$3,466		$3,326

Operating Income:
Transportation Solutions	$303	18.8%	$296	20.6%
Industrial Solutions	89	11.4%	99	13.0%
Network Solutions	61	8.7%	46	6.5%
Consumer Solutions	24	6.6%	38	9.3%
Total	$477	13.8%	$479	14.4%

Adjusted Operating Income (1):
Transportation Solutions	$345	21.4%	$297	20.6%
Industrial Solutions	101	12.9%	100	13.1%
Network Solutions	62	8.8%	51	7.2%
Consumer Solutions	47	12.8%	38	9.3%
Total	$555	16.0%	$486	14.6%

(1) Adjusted operating income is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended December 26, 2014						Net Sales for the
	versus Net Sales for the Quarter Ended December 27, 2013						Quarter Ended
	Organic (1)		Translation (2)	Acquisitions	Total		December 26, 2014
	($ in millions)
Transportation Solutions (3):
Automotive	$95	8.0%	$(61)	$—	$34	2.8%	76%
Commercial Transportation	15	7.4	(8)	—	7	3.5	13
Sensors	4	7.4	(4)	131	131	272.9	11
Total	114	7.9	(73)	131	172	11.9	100%
Industrial Solutions (3):
Industrial Equipment	1	0.3	(13)	1	(11)	(3.4)	40
Aerospace, Defense, Oil, and Gas	18	7.5	(8)	34	44	17.7	37
Energy	1	0.8	(13)	—	(12)	(6.2)	23
Total	20	2.7	(34)	35	21	2.8	100%
Network Solutions (3):
Telecom Networks	(29)	(9.4)	(12)	—	(41)	(13.1)	39
Data Communications	(7)	(4.1)	(4)	—	(11)	(6.7)	21
Enterprise Networks	1	0.5	(7)	—	(6)	(4.0)	21
Subsea Communications	49	57.4	—	—	49	57.4	19
Total	14	1.9	(23)	—	(9)	(1.3)	100%
Consumer Solutions (3):
Consumer Devices	(45)	(17.4)	(5)	—	(50)	(19.4)	57
Appliances	10	6.7	(4)	—	6	3.9	43
Total	(35)	(8.5)	(9)	—	(44)	(10.7)	100%
Total	$113	3.4%	$(139)	$166	$140	4.2%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 26, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$303	$41	$1	$—	$345
Industrial Solutions	89	10	2	—	101
Network Solutions	61	—	1	—	62
Consumer Solutions	24	—	23	—	47
Total	$477	$51	$27	$—	$555

Operating Margin	13.8%				16.0%

Other Income (Expense), Net	$(70)	$—	$—	$83	$13

Income Tax (Expense) Benefit	$95	$(14)	$(2)	$(211)	$(132)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$472	$37	$25	$(128)	$406

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.14	$0.09	$0.06	$(0.31)	$0.98

(1) Includes $24 million of acquisition and integration costs and $27 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(2) Includes $189 million of income tax benefits associated with the settlement of audits of prior year income tax returns as well as the related impact of $83 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax benefits related to the impacts of certain non-U.S. tax law changes and the associated reduction in the valuation allowance for tax loss carryforwards.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 27, 2013

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Adjusted
	U.S. GAAP	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$296	$1	$—	$297
Industrial Solutions	99	1	—	100
Network Solutions	46	5	—	51
Consumer Solutions	38	—	—	38
Total	$479	$7	$—	$486

Operating Margin	14.4%			14.6%

Other Income, Net	$32	$—	$(25)	$7

Income Tax Expense	$(127)	$(1)	$7	$(121)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$355	$6	$(18)	$343

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.85	$0.01	$(0.04)	$0.82

(1) Includes income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 28, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$347	$—	$(1)	$—	$346
Industrial Solutions	106	1	5	—	112
Network Solutions	23	—	16	—	39
Consumer Solutions	34	—	1	—	35
Total	$510	$1	$21	$—	$532

Operating Margin	14.9%				15.5%

Other Income, Net	$16	$—	$—	$(14)	$2

Income Tax Expense	$(136)	$—	$(10)	$36	$(110)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$364	$1	$11	$22	$398

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.87	$—	$0.03	$0.05	$0.95

(1) Includes income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 26, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$1,283	$4	$4	$—	$1,291
Industrial Solutions	446	31	7	—	484
Network Solutions	163	—	35	—	198
Consumer Solutions	153	—	13	—	166
Total	$2,045	$35	$59	$—	$2,139

Operating Margin	14.7%				15.4%

Other Income, Net	$63	$—	$—	$(39)	$24

Income Tax Expense	$(207)	$(1)	$(22)	$(239)	$(469)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,789	$34	$37	$(278)	$1,582

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$4.29	$0.08	$0.09	$(0.67)	$3.79

(1) Includes $31 million of acquisition and integration costs and $4 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales.

(2) Includes income tax benefits of $282 million recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards and income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of January 28, 2015

(UNAUDITED)

	Outlook for
	Quarter Ending
	March 27,	Outlook for
	2015	Fiscal 2015
Diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (GAAP)	$0.89 - 0.93	$4.04 - 4.34
Restructuring and other charges, net	0.04	0.10
Acquisition related charges	0.05	0.22
Tax items	—	(0.31)
Adjusted diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (non-GAAP) (1)	$0.98 - 1.02	$4.05 - 4.35

(1) See description of non-GAAP measures contained in this release.